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                                                                       EXHIBIT 1








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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                  CARADON INC.,

                                  E ACQCO INC.,

                                       and

                                   EASCO, INC.

                                   dated as of

                                  July 28, 1999


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

                                TABLE OF CONTENTS



                                                                                       Page
                                                                                       ----

ARTICLE I                  THE OFFER AND MERGER.......................................... 2
         Section 1.1       The Offer..................................................... 2
         Section 1.2       Company Actions............................................... 3
         Section 1.3       Directors..................................................... 5
         Section 1.4       The Merger.................................................... 6
         Section 1.5       Effective Time................................................ 6
         Section 1.6       Closing....................................................... 6
         Section 1.7       Directors and Officers of the Surviving Corporation........... 7
         Section 1.8       Effect of the Merger.......................................... 7
         Section 1.9       Subsequent Actions............................................ 7
         Section 1.10      Certificate of Incorporation; Bylaws.......................... 7
         Section 1.11      Stockholders' Meeting......................................... 8
         Section 1.12      Merger Without Meeting of Stockholders........................ 8

ARTICLE II                 CONVERSION OF SECURITIES...................................... 9
         Section 2.1       Conversion of Securities...................................... 9
         Section 2.2       Dissenting Shares............................................. 9
         Section 2.3       Surrender of Shares; Stock Transfer Books.....................10
         Section 2.4       Stock Plans...................................................12

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................13
         Section 3.1       Organization..................................................13
         Section 3.2       Capitalization................................................14
         Section 3.3       Authorization; Validity of Agreement; Company Action..........15
         Section 3.4       Consents and Approvals; No Violations.........................15
         Section 3.5       SEC Reports and Financial Statements..........................16
         Section 3.6       Absence of Certain Changes....................................17
         Section 3.7       No Undisclosed Liabilities....................................17
         Section 3.8       Information in Proxy Statement................................17
         Section 3.9       Opinion of Financial Advisor..................................17
         Section 3.10      Brokers or Finders............................................17
         Section 3.11      Litigation....................................................18
         Section 3.12      Compliance with Applicable Law................................18
         Section 3.13      Taxes.........................................................18
         Section 3.14      ERISA.........................................................19
         Section 3.15      Environmental Matters.........................................20
         Section 3.16      Labor Matters.................................................21
         Section 3.17      Intellectual Property.........................................21
         Section 3.18      Year 2000 Matters.............................................21

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
         Section 3.19      Customers and Suppliers.......................................22
         Section 3.20      Title to and Condition of Assets..............................22
         Section 3.21      Material Contracts............................................23
         Section 3.22      No Other Representations or Warranties........................24
         Section 3.23      Full Disclosure...............................................25

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF PARENT AND
                           PURCHASER.....................................................25
         Section 4.1       Organization..................................................25
         Section 4.2       Authorization; Validity of Agreement; Necessary Action........25
         Section 4.3       Consents and Approvals; No Violations.........................25
         Section 4.4       Information in Proxy Statement................................26
         Section 4.5       Financing.....................................................26
         Section 4.6       Brokers or Finders............................................26
         Section 4.7       No Other Representations and Warranties.......................26

ARTICLE V                  CONDUCT OF BUSINESS PENDING THE MERGER........................27
         Section 5.1       Acquisition Proposals; No Solicitation........................27
         Section 5.2       Interim Operations of the Company.............................28

ARTICLE VI                 ADDITIONAL AGREEMENTS.........................................31
         Section 6.1       Proxy Statement...............................................31
         Section 6.2       Meeting of Stockholders of the Company........................31
         Section 6.3       Additional Agreements.........................................31
         Section 6.4       Notification of Certain Matters...............................31
         Section 6.5       Access; Confidentiality.......................................32
         Section 6.6       Consents and Approvals........................................32
         Section 6.7       Publicity.....................................................33
         Section 6.8       Directors' and Officers' Insurance and Indemnification........33
         Section 6.9       Purchaser Compliance..........................................34
         Section 6.10      Reasonable Best Efforts.......................................35
         Section 6.11      Employee Matters..............................................35
         Section 6.12      Company Financial Statements and SEC Reports..................36

ARTICLE VII                CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                           MERGER........................................................36
         Section 7.1       Stockholder Approval..........................................36
         Section 7.2       Statutes; Court Orders........................................36
         Section 7.3       Purchase of Shares in Offer...................................37

ARTICLE VIII               TERMINATION...................................................37
         Section 8.1       Termination...................................................37
         Section 8.2       Effect of Termination.........................................38


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
ARTICLE IX                 MISCELLANEOUS.................................................39
         Section 9.1       Amendment and Modification; Waiver............................39
         Section 9.2       Non-survival of Representations and Warranties................39
         Section 9.3       Expenses......................................................40
         Section 9.4       Notices.......................................................40
         Section 9.5       Interpretation................................................41
         Section 9.6       Counterparts..................................................41
         Section 9.7       Entire Agreement; No Third Party Beneficiaries................41
         Section 9.8       Severability..................................................41
         Section 9.9       Governing Law.................................................42
         Section 9.10      Assignment....................................................42
         Section 9.11      Enforcement of this Agreement.................................42

Annex A           Conditions to the Offer

Exhibit A         Certificate of Incorporation of Surviving Corporation
Exhibit B-1       Form of Stockholder Agreement (American Industrial Partners)
Exhibit B-2       Form of Stockholder Agreement (directors and officers)


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                             Index of Defined Terms


Defined Term                                                                Page
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

Agreement................................................................... 1
Appointment Date............................................................ 5
Average Premium.............................................................34
Board of Directors.......................................................... 1
Certificates................................................................10
Closing..................................................................... 6
Closing Date................................................................ 6
Common Stock................................................................ 1
Company..................................................................... 1
Company Agreements..........................................................16
Company Disclosure Schedule.................................................13
Company Intellectual Property...............................................21
Company Material Adverse Effect.............................................13
Company Multiemployer Plan..................................................19
Company Plan................................................................19
Company Real Property.......................................................22
Company SEC Documents.......................................................16
Company Permits.............................................................18
D&O Insurance...............................................................34
Delaware Law................................................................ 1
Dissenting Shares........................................................... 9
ERISA ......................................................................19
Effective Time.............................................................. 6
Environmental Laws..........................................................20
Exchange Act................................................................ 2
Exchange Agent..............................................................10
Financial Statements........................................................16
GAAP .......................................................................16
Governmental Entity.........................................................16
Hazardous Substances........................................................20
HSR Act.....................................................................15
Indebtedness................................................................15
Indemnified Parties.........................................................33
Independent Directors....................................................... 6
Major Customer..............................................................22
Major Supplier..............................................................22
Merger...................................................................... 6
Merger Consideration........................................................ 9
Millennium Compliant........................................................21

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
Minimum Condition........................................................... 2
Offer to Purchase........................................................... 2
Offer Documents............................................................. 3
Offer....................................................................... 1
Offer Price................................................................. 1
Option......................................................................12
Parent...................................................................... 1
Person......................................................................41
Plans.......................................................................29
Preferred Stock.............................................................14
Proxy Statement............................................................. 8
Purchaser................................................................... 1
Recent Balance Sheet........................................................17
Restricted Share............................................................12
Schedule 14D-9.............................................................. 4
Schedule 14D-1.............................................................. 3
SEC......................................................................... 2
Secretary of State.......................................................... 6
Securities Act..............................................................16
Shares...................................................................... 1
Special Meeting............................................................. 8
Stock Plans.................................................................12
Stockholder Agreement....................................................... 1
Subsidiary..................................................................13
Superior Proposal...........................................................38
Surviving Corporation....................................................... 6
Takeover Proposal...........................................................27
Tax.........................................................................18
Termination Fee.............................................................39
Transactions................................................................ 3
Transactions................................................................ 4

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 28, 1999, by and among Caradon Inc., a Delaware corporation ("Parent"), E Acqco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), and Easco, Inc., a Delaware corporation (the "Company").

         WHEREAS, each of the boards of directors of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that Purchaser will make a tender offer (the "Offer") to acquire any and all shares (the "Shares") of the issued and outstanding common stock, $.01 par value (the "Common Stock"), of the Company for $15.20 per Share, net to the seller in cash (such amount, or any higher price per Share as may be paid in the Offer, the "Offer Price");

         WHEREAS, in furtherance of such acquisition, the boards of directors of the Company, Parent and Purchaser each have approved the Merger (as defined herein) following the Offer in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and upon the terms and subject to the condition set forth herein;

         WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that the consideration to be paid for each Share in the Offer and the Merger and the transactions contemplated thereby are fair to the holders of such Shares and has recommended to the Board of Directors that it approve and adopt this Agreement and the transactions contemplated hereby and recommend that the holders of such Shares accept the Offer and approve and adopt this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein, and the Board of Directors has unanimously so resolved to recommend;

         WHEREAS, as a condition to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company, which beneficially own approximately 46% of the outstanding Shares, are simultaneously entering into stockholder agreements, dated the date hereof, pursuant to which such stockholders have irrevocably agreed, among other things, to tender all of the Shares owned by them in the Offer (the "Stockholder Agreement"); and

         WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representation, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

         Section 1.1    The Offer.

              (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in Annex A shall have occurred and are existing, as promptly as practicable (but in no event later than five business days after the public announcement of the execution of this Agreement), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the Offer Price and, subject to there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which represents at least a majority of the Shares then outstanding on a fully diluted basis (the "Minimum Condition") and to the other conditions set forth in Annex A hereto, shall use all reasonable efforts to consummate the Offer in accordance with its terms as soon as legally permitted to do so under applicable law. The obligations of Purchaser to accept for payment and to pay for any Shares validly tendered and not withdrawn on or prior to the expiration of the Offer shall be subject only to the Minimum Condition and the other conditions set forth in Annex A. The Offer shall be made by means of an Offer to Purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and shall be subject to the Minimum Condition and the other conditions set forth in Annex A. Purchaser shall not (i) amend or waive the Minimum Condition (ii) decrease the Offer Price or change the form of consideration payable in the Offer (iii) decrease the number of Shares sought or (iv) amend any other condition of the Offer in any manner adverse to the holders of the Shares, in each case, without the written consent of the Company; provided, that if on the initial scheduled expiration date of the Offer, which shall be twenty
(20) business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, Purchaser may, from time to time, in its sole discretion, extend the expiration date. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer and as promptly as practicable after the expiration of the Offer, accept for payment and pay for Shares tendered, provided, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the number of the Shares tendered and not withdrawn pursuant to the Offer equals less than 90% of the outstanding Shares, Purchaser may extend the Offer for a period not to exceed ten (10) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.

              (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all


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amendments and supplements thereto and including the exhibits thereto, the
"Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (which documents, together with any amendments and supplements thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and Delaware Law and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company to Parent or Purchaser, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to Parent or Purchaser, in writing, expressly for inclusion in the Offer Documents and by Parent or Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Parent and Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser and the Company agrees to promptly (i) correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and Purchaser will provide the Company and its counsel, in writing, with any comments, whether written or oral, Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         Section 1.2    Company Actions.

              (a) The Company hereby approves of and consents to the Offer and represents and warrants that (x) the Board of Directors, at a meeting duly called and held on July 27, 1999, at which a majority of the directors was present: (i) duly approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions"); (ii) resolved to recommend that the stockholders of the

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Company accept the Offer, tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Transactions; and (iii) determined that this Agreement and the Transactions are fair to, and in the best interests of, the stockholders of the Company and (y) Wasserstein Perella & Co., Inc. has rendered to the Board of Directors its opinion that the consideration to be received by the Company's stockholders pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

              (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any and all amendments or supplements thereto and including the exhibits thereto, the "Schedule 14D-9"). The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, mailed or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or Purchaser, in writing, expressly for inclusion in the
Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the stockholders of the Company together with such Offer Documents. The Schedule 14D-9 and the Offer Documents will contain the recommendations of the Board of Directors described in Section 1.2(a), subject to the terms of this Agreement. The Company will promptly correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect (and each of Parent and Purchaser, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Purchaser and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Purchaser and its counsel, in writing, with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

              (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished or transmitted to Purchaser mailing labels and any available listing or computer file, as Purchaser or its representative requests, containing the names and addresses of

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all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including updated lists of stockholders (updated as frequently as possible) and their addresses, mailing labels and security position listing, each in such electronic format as may be reasonably requested by Purchaser or its representative) and such other information and assistance as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.

         Section 1.3    Directors.

              (a) Subject to compliance with applicable law, promptly upon the purchase of any Shares by Purchaser pursuant to the Offer, and from time to time thereafter as Shares are acquired by Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as is equal to the product of the total number of directors on the Board of Directors (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding. In furtherance thereof, the Board of Directors has resolved as part of its approval of this Agreement to promptly increase the size of the Board of Directors to a number not in excess of ten upon the request of Parent or secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3, and upon the request of Parent, the Company shall promptly increase the size of the Board of Directors, or secure the resignations of such number of directors, as is necessary to enable Parent's designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3, and shall take all actions available to the Company to cause Parent's designees to be so elected (the date Parent's designees are elected to the Board of Directors being referred to as the "Appointment Date"). At such time, the Company shall, if requested by Parent, take all actions available to it to cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Board of Directors of (i) each committee of the Board of Directors,
(ii) each board of directors (or similar body) of each Subsidiary of the Company and (iii) each committee (or similar body) of each such board.

              (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), and shall include in the Schedule 14D-9 mailed to stockholders with the Offer Documents promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to enable Parent's designees to be elected or appointed to the Board of Directors immediately after the purchase of and payment for any Shares by Purchaser. Parent or Purchaser shall supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and


                                        5

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affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this
Section 1.3(b) are in addition to and shall not limit any rights which Purchaser, Parent or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

              (c) If Parent's designees are elected or appointed to the Board of Directors, subject to the other terms of this Agreement until the Effective Time, the Board of Directors shall have at least one director who is a director on the date hereof and who is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"), provided that, if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be either an officer of the Company or a designee, shareholder, affiliate or associate of Parent and such person will be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, if Parent's designees are elected to the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, if such exercise or waiver materially and adversely affects holders of Shares other than Parent or Purchaser, (iii) extend the time for performance of Purchaser's obligations hereunder or (iv) take any other action by the Company under or in connection with this Agreement required to be taken by the Board of Directors, if such action materially and adversely affects holders of Shares other than Parent or Purchaser.

         Section 1.4 The Merger. Upon the terms and subject to the conditions of this Agreement and Delaware Law, at the Effective Time, Purchaser will be merged with and into the Company (the "Merger"), the separate corporate existence of Purchaser will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."

         Section 1.5 Effective Time. The parties hereto shall cause a Certificate of Merger to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law. The Merger will become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Warner, Norcross & Judd LLP, 900 Old Kent Building, 111

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Lyon Street, N.W., Grand Rapids, Michigan 49503, unless another date or place is agreed to in writing by the parties hereto.

         Section 1.7 Directors and Officers of the Surviving Corporation. The directors of Purchaser immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duty elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation. If, at the Effective Time, a vacancy exists on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         Section 1.8 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser will become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.9 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.10 Certificate of Incorporation; Bylaws.

              (a) At the Effective Time the Certificate of Incorporation of the Company, as in effect immediately before the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation and will be amended to read in its entirety as set forth in Exhibit A hereto until thereafter amended as provided by law and such Certificate of Incorporation.

              (b) At the Effective Time the Bylaws of Purchaser, as in effect immediately before the Effective Time, will be the Bylaws of the Surviving Corporation until

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



thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         Section 1.11  Stockholders' Meeting.

              (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                       (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                       (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts, subject to the terms of this Agreement, (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and
(y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders, and

                       (iii) subject to the terms of this Agreement, include in the Proxy Statement the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

              (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

         Section 1.12  Merger Without Meeting of Stockholders. Notwithstanding
Section 1.11 hereof, if Parent, Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding Shares, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of Delaware Law.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder of any of the following securities:

              (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will be cancelled and extinguished and be converted into the right to receive the Offer Price payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.3. All such Shares, when so converted, will no longer be outstanding and will be canceled automatically, retired and cease to exist. Each holder of a certificate representing any such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

              (b) Each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately before the Effective Time will be cancelled and extinguished, and no payment or other consideration will be made with respect thereto.

              (c) Each share of common stock, no par value, of Purchaser issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

         Section 2.2 Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Delaware Law (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), will not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof will be entitled to only such rights as are granted by Delaware Law.

              (b) Notwithstanding the provisions of Section 2.2(a), if any holder of Shares who demands appraisal of his Shares under Delaware Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in

Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3.

              (c) The Company shall give Purchaser prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Purchaser, settle or offer to settle any such demands.

         Section 2.3  Surrender of Shares; Stock Transfer Books.

              (a) Before the Effective Time, Purchaser shall designate the Company's transfer agent or another bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 2.1(a). At the Effective Time, Purchaser shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a).

              (b) Each holder of a certificate or certificates representing any Shares cancelled upon the Merger, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), and whose Shares were converted pursuant to Section 2.1(a), may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate at Certificates on such holder's behalf for a period ending 180 days after the Effective Time. Purchaser agrees that promptly after the Effective Time it will cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender, including (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the surrender of Certificates, together with a letter of transmittal duly executed and such other documents as may be reasonably required by the Exchange Agent, Purchaser shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Purchaser or in the treasury of the Company) will represent solely the right to receive the aggregate Merger Consideration relating thereto.

              (c) If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it will be a condition to such payment that the Certificate or instrument so surrendered will be properly endorsed with signatures guaranteed and otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of Purchaser or the Exchange Agent that such tax either has been paid or is not applicable.

              (d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be cancelled and exchanged for cash as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

              (e) Promptly following the date which is 180 days after the Effective Time, the Surviving Corporation will be entitled to require the Exchange Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the Transactions, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing neither the Surviving Corporation nor the Exchange Agent will be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (f) The Merger Consideration paid in the Merger will be net to the holder of Shares in cash, subject to reduction only for any applicable federal, state, local or foreign tax withholding or, as set forth in Section 2.3(c), stock transfer taxes payable by such holder. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, (i) such amounts shall be paid over to the applicable tax authority in a commercially reasonable manner and time and (ii) such amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

              (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, reasonably satisfactory in form and content to Parent, of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made with respect to such Certificate, the Exchange

Agent or the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such person is entitled under this Article II.

         Section 2.4  Stock Plans.

              (a) As soon as practicable following the date of this Agreement, the Board of Directors (or, if appropriate, any committee administering the Easco, Inc. Stock Option Plan dated December 17, 1993, as amended effective November 24, 1996, and any other stock-based incentive plan or arrangement of the Company (collectively, the "Stock Plans")) shall adopt such resolutions or take such other actions as are required to provide for the cancellation of all outstanding options to purchase Shares issued under the Stock Plans (the "Options") upon the Effective Time (including but not limited to the approval of such cancellation in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP for the purpose of ensuring that such cancellation shall be exempt under Rule 16b-3 promulgated under the Exchange Act), in exchange for a cash payment of an amount equal the product of
(x) the excess, if any, of the Offer Price over the per share exercise price thereof and (y) the number of Shares subject to such Options for which such Option shall not theretofore have been exercised, whether or not then vested and exercisable.

              (b) Each outstanding unvested restricted Share issued pursuant to a Stock Plan (each, a "Restricted Share") shall, immediately prior to the Effective Time, be canceled and be converted into, and become the right to receive, the Offer Price which shall be payable in accordance with Section 2.1.

              (c) All amounts payable pursuant to this Section 2.4 shall be subject to any required withholding of taxes and shall be paid without interest.

              (d) The Board of Directors (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such actions as are required to terminate the Stock Plans as of the Effective Time, to delete as of the Effective Time the provision in any other benefit plan of the Company providing for the issuance, transfer or grant of capital stock of the Company or any interest in respect of capital stock of the Company and to ensure that following the Effective Time, no holder of Options or any participant in any Stock Plan or other Company benefit plan shall have any right thereunder to acquire capital stock of the Company or the Surviving Corporation.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed on the Company Disclosure Schedule (which shall include a specific reference to the Section of this Agreement to which such disclosure relates, with no disclosure to be deemed to apply to any other Section of this Agreement to which it would not be readily apparent to a reasonable person that such disclosure applies), the Company represents and warrants to Parent and Purchaser as follows:

         Section 3.1 Organization. (a) Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, "Subsidiary" means, with respect to any party, any foreign or domestic corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Effect" means any change in or effect on the business of the Company or its Subsidiaries, taken as a whole, that could reasonably be expected to be, individually or in the aggregate with any other change or effect, materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets or liabilities of the Company or its subsidiaries, taken as a whole, (other than any change or effect generally applicable to the industry in which the Company and its Subsidiaries operate or changes in general economic conditions) or (ii) the ability of the Company to consummate any of the Transactions or to perform its obligations under this Agreement. The Disclosure Schedule delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), sets forth a complete list of the Company's Subsidiaries.

         (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. The Company does not own any equity interest in any corporation or other entity.

         (c) The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

         Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock" ). As of the close of business on July 27, 1999, (i) 9,673,224 Shares are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding, (iii) 1,027,798 Shares are issued and held in the treasury of the Company, and (iv) a total of 836,475 Shares are issuable pursuant to outstanding Options. Section 3.2(a) of the Company Disclosure Schedule discloses (i) the number of shares subject to each outstanding Option and the exercise price thereof and (ii) the number of non-vested Restricted Shares. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights with respect thereto. Except as set forth above, there are no (i) shares of capital stock of the Company authorized, issued or outstanding, (ii) existing options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such share or equity interests, or obligating the Company or any of its Subsidiaries to grant extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or dispose of any Shares, or the capital stock of the Company or of any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

         (b) All of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever.

         (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

         (d) There is no outstanding Indebtedness of the Company or any of its Subsidiaries. No Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its

Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any liens on its properties or assets. Section 3.2 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding as of June 30, 1999 under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other Transactions. For purposes of this Agreement "Indebtedness" shall include (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property, and (vi) all guarantee obligations.

         Section 3.3 Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Board of Directors by unanimous vote, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except that consummation of the Merger may require approval of the Company's stockholders as contemplated by Section 1.11. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) Neither the provisions of Section 203 of Delaware Law nor, to the knowledge of the Company, any other takeover laws of any state or jurisdiction are applicable to this Agreement or the other Transactions, including the Merger and the purchase of Shares in the Offer. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the other Transactions, including the Merger.

         Section 3.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing of the Certificate of Merger pursuant to Delaware Law, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clauses
(ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.5 SEC Reports and Financial Statements. The Company has timely filed with the SEC, and has heretofore made available to Parent, and with respect to filings not yet due, will timely file and promptly make available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996, under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein (a) did not, or will not, with respect to filings not yet due, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied, or will comply, with respect to filings not yet due, in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements included in the Company SEC Documents (the "Financial Statements") (i) has been prepared, or will be prepared, with respect to filings not yet due, from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) complies, or will comply, with respect to filings not yet due, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) has been prepared, or will be prepared, with respect to filings not yet due, in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments) and (iv) fairly presents, or will fairly present, with respect to filings not yet due, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

         Section 3.6 Absence of Certain Changes. From January 1, 1999 through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, (ii) there has not occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect, and
(iii) neither the Company nor any of its Subsidiaries has taken any of the actions that if taken after the date of this Agreement would be prohibited by
Section 5.2 hereof.

         Section 3.7 No Undisclosed Liabilities. Except (a) as disclosed in the balance sheet contained in the most recent Financial Statements included in the Company SEC Documents filed prior to the date of this Agreement (the "Recent Balance Sheet") and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since the date of the Recent Balance Sheet, (ii) pursuant to the terms of this Agreement, or (iii) as disclosed in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would, individually or in the aggregate have a Company Material Adverse Effect or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the Recent Balance Sheet.

         Section 3.8 Information in Proxy Statement. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will, at the date it or any amendment or supplement is filed with the SEC, mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 3.9 Opinion of Financial Advisor. The Board of Directors has received the opinion of Wasserstein Perella & Co., Inc., dated July 27, 1999 to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair from a financial point of view, a copy of which opinion has been delivered to Parent and Purchaser.

         Section 3.10 Brokers or Finders. The Company represents, as to itself and its Subsidiaries and affiliates, that, except for Wasserstein Perella & Co., Inc., no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement.

         Section 3.11 Litigation. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, would have a Company Material Adverse Effect, nor, to the knowledge of the Company, are there any facts, circumstances or developments that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had, or in the future would reasonably be expected to have, a Company Material Adverse Effect.

         Section 3.12 Compliance with Applicable Law. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, except such permits, licenses, variances, exceptions, orders or approvals the failure of which to hold, individually or in the aggregate, has not had, or would reasonably be expected not to have, a Company Material Adverse Effect (the "Company Permits"). The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits. The businesses of the Company and its Subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which have not had, or would reasonably be expected not to have, a Company Material Adverse Effect. As of the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

         Section 3.13 Taxes. Each of the Company and its Subsidiaries has filed, or caused to be filed, all material federal, state, local and foreign income and other tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, or otherwise required to be paid, other than such Taxes as are being contested in good faith and for which adequate reserves have been established or such Taxes, the failure of which to be paid or withheld would not have a Company Material Adverse Effect. There are no claims or assessments pending against the Company or its Subsidiaries for any alleged deficiency in any Tax, and the Company does not know of any threatened Tax claims or assessments against the Company or any of its Subsidiaries which if upheld could, individually or on the aggregate, have a Company Material Adverse Effect. There is no material deferred intercompany gain within the meaning of the Treasury regulations promulgated under section 1502 of the Internal Revenue Code of 1986, as amended. There are no waivers or extensions of any applicable statue of limitations to assess any Taxes. All returns filed with respect to Taxes are true and correct in all material respects, except for such returns, the failure of which to be so true and correct would not have a Company Material Adverse Effect. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return.

         Section 3.14 ERISA. The Company has delivered to Parent a correct and complete list and copy of each Company Plan and each Company Multiemployer Plan. Each Company Plan complies in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan, (ii) neither the Company nor any of its ERISA Affiliates has withdrawn, completely or partially, from any Company Multiemployer Plan or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered to terminate any Company Plan subject to Title IV of ERISA. Except as provided in the Recent Balance Sheet, no Company Plan, or any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, which would, individually or in the aggregate, have a Company Material Adverse Effect. There are no actions, suits or claims pending or, to the knowledge of the company, threatened (other than routine claims for benefits) with respect to any Company Plan which would have a Company Material Adverse Effect. Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under or pursuant to Title IV or ERISA which would, individually or in the aggregate, have a Company Material Adverse Effect. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)) or a "welfare plan" (as defined in Section 3(1) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability; (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability; and (iii) "ERISA Affiliate" means (A) any corporation which at any time on or before the Effective Time is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (B) any partnership, trade or business (whether or not incorporated) which at any time on or before the Effective Time is or was under common control (within meaning of Section 414(c) of the Code) with the Company and (C) any entity which at any time on or before the Effective Time is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause
(A) of this clause (iii) or any partnership, trade or business described in clause (B) of this clause (iii). No Company Plan (i) provides health, life insurance or other welfare benefits to former employees (or their dependents or beneficiaries) after retirement or termination of employment except as required by Section 601 et seq. of ERISA or any applicable state law, death benefits or retirement benefits under any "pension plan" (as defined in section 3(2) of ERISA), deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or any ERISA Affiliates or benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof) and (ii) no Company Plan provides additional benefits or contains other provisions that would become effective upon or as a result of the consummation of any of the transactions contemplated herein.

         Section 3.15 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect:

              (a) the Company and each of its Subsidiaries has obtained and is in compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state and local laws and regulations as currently in effect relating to pollution or the protection or clean-up of the environment ("Environmental Laws");

              (b) no asbestos requiring abatement, equipment containing polychlorinated biphenyls above regulated levels or leaking underground or aboveground storage tanks is contained in or located at, and no release of a Hazardous Substance (as hereinafter defined) has occurred and remains outstanding at, any facility that is or has been owned, leased or controlled by the Company or any of its Subsidiaries;

              (c) the Company and each of its Subsidiaries is in compliance with all applicable Environmental laws; and

              (d) neither the Company nor any of its Subsidiaries has received written notice of any event, condition, circumstance, activity, practice, incident, action or plan that has resulted in or reasonably threatens to result in any legal liability to the Company or any of its Subsidiaries under, or otherwise reasonably forms the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws in any such case that remains outstanding.

For purposes of this Section 3.15, "Hazardous Substances" means any toxic or other substance regulated under Environmental Laws, including (i) any "hazardous substance" as defined in 42 U.S.C. ss. 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

         Section 3.16 Labor Matters. (i) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, except, in the case of clauses (ii) and (iii), for matters that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.17 Intellectual Property. Except as would not reasonably be expected to have a Company Material Adverse Effect, all patents, patent applications, registered and unregistered copyrights, trade names, registered and unregistered trademarks and trademark applications, trade secrets and other proprietary information of the Company or any of its Subsidiaries (collectively, "Company Intellectual Property") are owned by or licensed to the Company or any of its Subsidiaries, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges or other encumbrances and restrictions of any nature whatsoever. All Company Intellectual Property consisting of patents, patent applications, trademarks and trademark applications are identified on
Schedule 3.17 of the Company Disclosure Schedule and, except as set forth therein, have been duly registered and filed in and issued by the United States Patent and Trademark Office or the corresponding offices of other countries, and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and each such country. Use of Company Intellectual Property by the Company and its Subsidiaries does not, and use by Parent or its Subsidiaries at and following the Effective Time (subject to the filing of renewal notices in the ordinary course following the Effective Time) will not, require the consent of any other Person and the same are freely transferable (except as otherwise provided by law). Except as would not reasonably be expected to have a Company Material Adverse Effect and except as set forth in Schedule 3.17 of the Company Disclosure Schedule, (i) no other Person has an interest in or right or license to use, or the right to license any other Person to use, any Company Intellectual Property, (ii) there are no claims or demands of any other Person pertaining thereto and no proceeding has been instituted, is pending or, to the knowledge of the company, threatened which challenges the Company's or its Subsidiaries' rights in respect thereof which, if resolved adversely to the Company, would materially impair the use or value of such Company Intellectual Property before or after the Effective Time or would, individually or in the aggregate, have a Company Material Adverse Effect and (iii) to the Company's knowledge, no Company Intellectual Property is being infringed by another Person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation.

         Section 3.18 Year 2000 Matters. All information systems, computer systems and electronic systems of the Company and each of its Subsidiaries are Millennium Compliant, except for failures to be Millennium Compliant as individually or in the aggregate would not have a Company Material Adverse Effect. "Millennium Compliant" means the quality of a system to provide all of the following functions: (i) handle date information before, during and after January 1, 2000, including accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

         Section 3.19 Customers and Suppliers. During the 18 months prior to the date hereof, there has not been any material adverse change in the business relationship (including notices of reductions in purchases from or sales to, the Company), and there has been no material dispute or complaint, between the Company or any Subsidiary (on the one part) and any Major Customer or Major Supplier (on the other part), other than routine disputes or complaints handled in the ordinary course of business. A "Major Customer" means one of the 20 largest customers of the Company and its Subsidiaries in terms of revenue earned during each of the two most recently completed fiscal years and the portion of the current fiscal year prior to the date of this Agreement and a "Major Supplier" means one of the 20 largest suppliers of Company and its Subsidiaries in terms of purchases during each of the two most recently completed fiscal years and the portion of the current fiscal year prior to the date of this Agreement.

         Section 3.20 Title to and Condition of Assets. The Company and each of its Subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges or other encumbrances and restrictions of any nature whatsoever, except for such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, except liens for real estate taxes not yet due and payable. All of the personal property owned or used by the Company is in good condition and repair (normal wear and tear excepted). With respect to each parcel of real property owned, legally and beneficially, by the Company or the Company's Subsidiaries ("Company Real Property"):

              (a) No Encroachments. Except for those encroachments that have been insured over by a policy of title insurance, no building or improvement to the Company Real Property encroaches on any easement or property owned by another Person. No building or property owned by another Person encroaches on the Company Real Property or on any easement benefitting the Company Real Property. No claim of encroachment has been asserted by any Person with respect to any parcel of the Company Real Property.

              (b) Zoning. Neither the Company, any of the Company's subsidiaries, nor the Company Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to the Company Real Property.

              (c) Buildings. All buildings and improvements to the Company Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

              (d) No Condemnation. None of the Company Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire the Company Real Property for any governmental purpose.

         Section 3.21 Material Contracts. Schedule 3.21 of the Company Disclosure Schedule sets forth all Company Agreements of the following types:

              (a) any collective bargaining agreement;

              (b) any Company Agreement with any employee, officer, or director of the Company or any Subsidiary, or any of the respective affiliates of such individuals not terminable by the Company or a Subsidiary without liability on 90 or fewer days' notice;

              (c) any Company Agreement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency, or other Person engaged in sales, distributing or promotional activities, or any Company Agreement to act as one of the foregoing on behalf of any Person not terminable by the Company or a Subsidiary without liability on 90 or fewer days' notice;

              (d) any Company Agreement that either: (i) requires a payment of cash or other property by any party in excess of, or a series of payments that in the aggregate exceed, $250,000, or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $250,000; or (ii) has a term, or requires the performance of any obligations over a period, in excess of one (1) year;

              (e) any Company Agreement pursuant to which the Company or any Subsidiary grants or is granted any license, rights of joint use, or other rights to use any of the Company's or any Subsidiary's material assets;

              (f) any Company Agreement pursuant to which the Company or any Subsidiary has made or shall make loans or advances, or has or shall have incurred debts or become a guarantor or surety, or has or shall have pledged its credit on, or otherwise become responsible with respect to, any undertaking of any third party (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and loans or advances to employees in the ordinary course of business);

              (g) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment, or other Company Agreement relating to the borrowing of funds, extension of credit, or financing;

                  (h) any Company Agreement, irrespective of whether fully performed, relating to any acquisition or disposition of the Company, any Subsidiary, or any predecessor in interest thereof, or any acquisition or disposition of any division, line of business, or real property (whether by stock or asset purchase, merger, consolidation, or otherwise) entered into since July 1, 1994;

                  (i) any Company Agreement involving a partnership, joint venture or other similar undertaking;

                  (j) any Company Agreement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company or any Subsidiary;

                  (k) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for, or on behalf of, the Company or any Subsidiary, or the Company or any Subsidiary is granted the authority to act for, or on behalf of, any Person; and

                  (l) any Company Agreement not made in the ordinary course of business and consistent with past practice, or any Company Agreement not specified above that is material to the Company or any Subsidiary.

                  The Company has delivered or made available to Parent a copy of each written Company Agreement and a written description of each oral Company Agreement specified above. Neither the Company nor any Subsidiary is in default in any respect under any Company Agreement, and there has not occurred any event which, with the lapse of time or the giving of notice or both, would constitute such a default, except, in both cases, for such defaults as individually or in the aggregate would not have a Company Material Adverse Effect.

                  Section 3.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, the Stockholders Agreements or the letter agreement dated of even date herewith provided by Caradon plc to the Company, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its affiliates, and for the avoidance of doubt, neither the Company nor any of its affiliates makes any express or implied representation or warranty with respect to information contained in the confidential memorandum prepared by the Company in conjunction with Wasserstein Perella & Co. and delivered to Parent or its representatives in May 1999, including any projections set forth therein, or any projections otherwise provided to Parent or the Purchaser.

                  Section 3.23 Full Disclosure. No representation or warranty of the Company set forth in this Agreement and no statement contained in any certificate or writing (including the Company Disclosure Schedule) delivered to Parent or Purchaser as contemplated by this Agreement or in connection with the Transactions, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                  Parent and Purchaser, jointly and severally, represent and warrant to the Company as follows:

                  Section 4.1 Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by them of the Transactions have been duly and validly authorized by the respective boards of directors of Parent and Purchaser and by Parent as the sole stockholder of Purchaser, and no other corporate action on the part of Parent or Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and the filing of the Certificate of Merger pursuant to Delaware Law, none of the execution, delivery or performance of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the Transactions or compliance by Parent or Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws of Parent or Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries or Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of their Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Purchaser to consummate the Transactions.

                  Section 4.4 Information in Proxy Statement. None of the information supplied by Parent or Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.5 Financing. Parent and Purchaser have, and at the Closing will have, sufficient funds available to finance and consummate the Transactions.

                  Section 4.6 Brokers or Finders. Each of Purchaser and Parent represents, as to itself and its affiliates, that, except for KPMG Corporate Finance, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from either Purchaser or Parent in connection with any of the transactions contemplated by this Agreement.

                  Section 4.7 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV and the letter agreement dated of even date herewith provided by Caradon plc to the Company, neither Parent, Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of the Parent, Purchaser or any of their affiliates.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 5.1 Acquisition Proposals; No Solicitation.

                   (a) The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal (as defined below). In addition, the Company will not, will cause its officers and directors not to, and will use its reasonable best efforts to ensure that its employees (other than its officers or directors), investment bankers, attorneys, accountants and other agents and representatives do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) engage in any negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Takeover Proposal; provided that nothing contained in this Section 5.1 or any other provision hereof shall prohibit the Company or the Board of Directors from (1) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules l4d-9 and 14e-2 promulgated under the Exchange Act or (2) making such other disclosure to the Company's stockholders as the Board of Directors determines in good faith after consulting with its counsel and determining that the failure to make such disclosure would constitute a breach of the Board of Directors' fiduciary duties under applicable law.

                  (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may, in response to an unsolicited written proposal with respect to a Takeover Proposal from a financially capable third party that contains no financing condition, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with, such third party, in each case only if (i) the Board determines in good faith by a majority vote, after consultation with its financial advisors and after receipt of advice of the outside legal counsel of the Company, that failing to take such action would constitute a breach of the fiduciary duties of the Board, and (ii) the Company obtains a confidentiality and standstill agreement no less favorable to the Company than the Confidentiality Agreement entered into with Parent. The Company shall promptly advise Parent in writing of the receipt of any inquiries or proposals relating to a Takeover Proposal, indicating the name of the Person making such inquiry or proposal, the terms and conditions thereof and any actions taken pursuant to this Section 5.1(b). A copy of any written inquiry or proposal relating to a Takeover Proposal shall be promptly furnished to Parent.

                  (c) As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner greater than a 20% equity interest in, or greater than a 20% portion of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than pursuant to the Transactions.

                  Section 5.2 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, in compliance with applicable laws, and (ii) as set forth in Section
5.2 of the Company Disclosure Schedule or (iii) as agreed in writing by Parent after the date hereof, and prior to the Appointment Date:

                      (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course consistent with past practice and in compliance with applicable laws, and each of the Company and its Subsidiaries shall use its reasonable best efforts to preserve and protect its business organization, properties and assets intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners to the end that its goodwill and business shall be unimpaired in any material respect as of the Effective Time;

                           (b)     the Company will not, directly or indirectly,
(i) except upon exercise of Options or other rights to purchase shares of Common Stock pursuant to the Stock Plans outstanding on the date hereof, issue, sell, transfer or pledge or agree to issue, sell, transfer or pledge any capital stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents or the organizational document of any Subsidiary; or
(iii) split, combine, reclassify or otherwise amend or modify the terms or rights of the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

                           (c)      neither the Company nor any of its
Subsidiaries shall: (i) declare, set aside, pay or make provision for any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except for a cash dividend of $.01 per share payable on September 30, 1999 to recordholders of Shares as of September 15, 1999; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire (or stock appreciation rights with respect to), any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Options outstanding on the date hereof, (iii) enter into any agreement or understanding with respect to the voting of any of its capital stock or the capital stock of any Subsidiary; (iv) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, other than the sale of inventory in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness except for additional borrowings under existing lines of credit in the ordinary course of business and consistent with past practice and in an amount not to exceed $100,000 or other liability, other than in the ordinary and usual course of business and consistent with past practice; (v) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; or (vi) make or authorize any capital expenditure in excess of $100,000 individually or $400,000 in the aggregate;

                           (d)      neither the Company nor any of its
Subsidiaries shall (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice), or to Persons providing management, consulting or similar services, (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit Plan or other Plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;



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



                           (e)      neither the Company nor any of its
Subsidiaries shall (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliate of the Company of any amount relating to unused vacation or sick days, except payments and accruals made in the ordinary course consistent with past practice or as required under the terms of any employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, termination or similar pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profitsharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee or director of the Company or any of its Subsidiaries (the "Plans"); (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant whether past or present except for payments and accruals made in the ordinary course of business and consistent with past practice or as required under the terms of the Plans; or
(iii) amend in any material respect any such existing Plan, agreement or arrangement in a manner inconsistent with the foregoing;

                           (f)      neither the Company nor any Subsidiary shall
modify, amend or terminate any of the Company Agreements, enter into any Company Agreement other than in the ordinary course of business and consistent with past practice, extend the term or renew any Company Agreements, or waive, release or assign any rights or claims, except for the waiver, release or assignment of immaterial rights or claims in the ordinary course of business and consistent with past practice, or waive or release any rights under any standstill, confidentiality or similar agreements;

                           (g)      neither the Company nor any of its
Subsidiaries will permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or the coverages thereunder to be reduced or deductibles increased;

                           (h)      neither the Company nor any of its
Subsidiaries will (i) incur or assume any long-term debt, or except as provided under subparagraph (c) above incur or assume any short-term indebtedness or increase or modify the terms of any Indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except the extension of customary trade credit in the ordinary course of business and consistent with past practice; (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate) or (v) mortgage or pledge any of its assets of record or suffer to exist any lien or encumbrance thereon;

                           (i)      neither the Company nor any of its
Subsidiaries shall (i) change any of the accounting methods used by it unless required by GAAP and after consultation with Parent; (ii) make any tax election or change any tax election already made, adopt any tax accounting method, change any tax accounting method unless required by applicable law, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment or (iii) revalue any of its assets; and

                           (j)      neither the Company nor any of its
Subsidiaries will (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Recent Balance Sheet (or the notes thereto) or (ii) settle or compromise any suit, action or claim relating to the Transactions;

                           (k)      neither the Company nor any of its
Subsidiaries will (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger) or (ii) acquire (by merger or acquisition of stock or assets) any corporation, partnership or other entity, or division thereof, or equity interest therein;

                           (l)      neither the Company nor any of its
Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in
Article VII or any of the conditions to the Offer set forth in Annex A not being satisfied, or would make many representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

                           (m)      the Company will not enter into an
agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  Section 6.1 Proxy Statement. As promptly as practicable after the consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to Company's stockholders, the Proxy Statement. Subject to this Agreement, the Proxy Statement shall contain the recommendation of the Board of Directors to the Stockholders to vote to approve the Merger and approve and adopt this Agreement.

                  Section 6.2 Meeting of Stockholders of the Company. At the Special Meeting, if any, the Company will use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and subject to fiduciary requirements of applicable law, will take any other action necessary or, in the reasonable opinion of Purchaser, advisable to secure any vote or comment of stockholders required by Delaware Law to effect the Merger. Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

                  Section 6.3 Additional Agreements. Subject to the terms and conditions as herein provided, the Company, Parent and Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex A, and to consummate and make effective the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 6.4 Notification of Certain Matters. The Company shall give prompt notice to Purchaser and Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex A to be unsatisfied in any material respect at any time from the date hereof to the date Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, Purchaser or Parent, as the case may be, or any officer, director, employee or agent or representative thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this

Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 6.5 Access; Confidentiality. From the date hereof to the Effective Time upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request for the purpose of reviewing the Company's representations and warranties set forth in Article III. Unless otherwise required by law and until the Effective Time, Parent and Purchaser will hold any such information which is non-public in confidence pursuant to the Confidentiality Agreement, dated June 10, 1999 between the Company and Parent. No investigation pursuant to this Section 6.5 shall affect any representation or warranty made by the Company hereunder.

                  Section 6.6 Consents and Approvals.

                     (a) Each of the Company, Parent and Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity in accordance with applicable law) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Purchaser, the Company or any of their Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                     (b)      The Company and Parent shall take all
reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters.

                  Section 6.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel and after informing all other parties thereto, may be required by law or by any listing agreement with a national securities exchange or trading market. Without limiting the generality of the foregoing, the Company shall consult with Parent concerning the timing and content of communications to the Company's or its Subsidiaries' customers, suppliers, employees and other third parties having material business dealings with the Company or its Subsidiaries.

       Section 6.8 Directors' and Officers' Insurance and Indemnification.

             (a) In the event of any threatened or actual claim, action, suit proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation by or in the right of the Company or any of its Subsidiaries, in which any of the present orformer officers or directors (the "Indemnified Parties") of the Company is, or is threatened to be, made a party by reason of the fact that he or she is or was, prior to the Effective Time, a director, officer, employee or agent of the Company or any of its Subsidiaries or is or was, prior to the Effective Time, serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or any of its Subsidiaries, whether such claim arises before or after the Effective Time, the Company shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation, jointly and severally, shall indemnify and hold harmless, as and to the same extent and on the same terms and conditions provided for in the Company's Certificate of Incorporation, Bylaws and the agreements set forth in items 4 and 5 of Section 3.21(b) of the Company Disclosure Schedule in effect on the date hereof (to the extent consistent with applicable laws), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit proceeding or investigation. In the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Time) with respect to which the Company or the Surviving Corporation is required to provide indemnification hereunder, (i) the Company or the Surviving Corporation may, at its election, assume the defense of such matter; provided, that in the event that the Company or the Surviving Corporation fails to assume such defense or, under applicable standards of professional conduct, a conflict of interest on any significant issue exists between the Company and the Surviving Corporation, on the one hand, and the Indemnified Parties on the other hand, the Indemnified Parties may retain counsel satisfactory to them (which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation), and the Company, or the Surviving Corporation after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) the Company or the Surviving Corporation, as the case may be, will use its reasonable efforts to assist in the vigorous defense of any such matter; provided, that neither the Company nor the Surviving Corporation, as the case may be, shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that neither the Company nor the Surviving Corporation, as the case may be, shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict of interest on any significant issue between the positions of any two or more Indemnified Parties, or any similar impediment to the joint representation of multiple Indemnified Parties by a single law firm. After the Effective Time, Parent shall guarantee the performance by the Surviving Corporation of its obligations under this
Section 6.8(a).

                           (b)      Until the Effective Time, the Company shall
keep in effect Article VII of its Certificate of Incorporation, and thereafter for a period of six years the Surviving Corporation shall keep in effect in its Certificate of Incorporation or Bylaws a provision which provides for indemnification of the Indemnified Parties to the extent required under Section 6.8(a).

                           (c)      Parent or the Surviving Corporation shall
maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time; provided that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.8(c) in excess of 200% of the average of the aggregate premiums paid by the Company in 1997, 1998 and 1999 (through the date hereof) on an annualized basis for such purpose (the "Average Premium"), which true and correct amounts are set forth in Section 6.8(c) of the Company Disclosure Schedule; and provided, further that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.8(c) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 200% of the Average Premium.

                  Section 6.9 Purchaser Compliance. Parent shall cause Purchaser to comply with all of its obligations under or related to this Agreement.

                  Section 6.10      Reasonable Best Efforts.

                           (a)      Prior to the Closing, upon the terms and
subject to the conditions of this Agreement, Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing. Notwithstanding anything in this Agreement to the contrary, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction and neither Parent nor any of its Subsidiaries (including Purchaser) shall be required to divest or hold separate or otherwise commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of its Subsidiaries, or any of the businesses, product lines or assets of Parent or any of its Subsidiaries or that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or Parent. Nothing contained in this Agreement shall require any party to cure any breach of this Agreement by any other party or waive any condition to its Transactions.

                  (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its reasonable best efforts to effect such transfers.

                  Section 6.11 Employee Matters. (a) Parent and the Purchaser hereby agree to honor, and agree to cause the Surviving Corporation to honor, and to make required payments when due under all contracts and agreements of the Company and its Subsidiaries in effect as of the date hereof with any employee, officer, director or executive or former employee, officer, or executive of the Company or any Subsidiary thereof, including any such compensation, employment and employee or director agreements in existence as of the date hereof (or as modified to the extent permitted by Section 5.2 or by agreement of the parties thereto).

                  (b) In addition to the foregoing, except as otherwise provided in this Agreement, Parent hereby agrees that for a period of one year immediately following the Effective

Time, it shall, or shall cause the Surviving Corporation to, maintain plans for the benefit of the employees of the Company and its Subsidiaries which in the aggregate provide benefits that are substantially comparable to those provided to them under such Plans on the date hereof.

                  Section 6.12 Company Financial Statements and SEC Reports. As soon as practicable, but in any event within 20 days after the end of each fiscal month commencing with the execution of this Agreement, and continuing through the Effective Time or termination of this Agreement, the Company shall deliver to Parent unaudited balance sheets of the Company and its Subsidiaries as at the end of such fiscal month and as at the end of the comparative fiscal month of the preceding year, together with unaudited statements of income and cash flows of the Company and its Subsidiaries for such fiscal month and for the period from the beginning of the fiscal year to the end of such fiscal month and the comparative fiscal month and period of the preceding year. Such balance sheets and statements of income and cash flows shall be presented in consolidated and consolidating form as of the end of each month which is also the end of a fiscal quarter and shall be prepared in accordance with past practice. The Company shall also promptly deliver to Parent a copy of each Company SEC Document filed by the Company after the date of this Agreement promptly following the filing of such SEC Document, provided, that the Company shall not be required to deliver a copy of any Company SEC Document filed through the SEC's EDGAR system if the Company provides Parent with prompt notice of such filing.

                                   ARTICLE VII

           CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

                  The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Purchaser, as the case may be, to the extent permitted by applicable law:

                  Section 7.1 Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, if required by Delaware Law;

                  Section 7.2 Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated, no final, nonappealable judgment, writ, decree, order or injunction shall have been entered or enforced, and no other legally binding, final and nonappealable action shall have been taken by any domestic or foreign government, governmental, administrative or regulatory authority or agency or by any court or tribunal of competent jurisdiction, domestic or foreign, that in any of the foregoing cases has the effect of making illegal, restraining, restricting or precluding consummation of the Merger; and

                  Section 7.3     Purchase of Shares in Offer.  Purchaser
shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer, provided that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1     Termination. This Agreement (other than this
Article VIII and Article IX) may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval:

                           (a)    By mutual written consent of Parent and the
Board of Directors; or

                           (b)    By Parent if the Offer shall have expired or
been terminated without any Shares being purchased thereunder by Purchaser as a result of the failure to meet the conditions set forth in Annex A; or

                           (c)    By either Parent or the Company if any
Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                           (d)    By Parent if, without any material breach by
Parent or Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before October 31, 1999; or

                           (e)    By the Company if, without any material breach
by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before October 31, 1999; or

                           (f)    By the Company (i) if, prior to the purchase
of Shares pursuant to the Offer, there shall be a material breach of any of Parent or Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within ten days of the receipt of written notice thereof or (ii) to allow the Company to enter into a definitive agreement to consummate a Superior Proposal (as defined below); provided, that it has complied with all provisions thereof; and provided further, that it furnishes a copy of the Superior Proposal, containing all of the terms and conditions thereof, to Parent at least two calendar days prior to terminating this Agreement pursuant to this Section 8.1(f); or

                           (g)    By Parent if, prior to the purchase of Shares
pursuant to the Offer, the Company shall have breached in any material respect (without reference to any materiality qualification contained therein) any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex A and (ii) cannot be or has not been cured within ten days of the receipt of written notice thereof; or

                           (h)    By Parent if, (i) the Board of Directors shall
withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to Purchaser or (ii) the Board of Directors shall have recommended any proposal other than by Parent or Purchaser in respect of a Takeover Proposal; or

                           (i)    By Parent if (A) the Company has exercised a
right regarding a Takeover Proposal pursuant to Section 5.1(b) and, directly or indirectly (including through its representatives), shall continue discussions or negotiations with a third party for more than 20 business days after the date of receipt of such Takeover Proposal or (B) a Takeover Proposal shall have been publicly disclosed, commenced, proposed or communicated to the Company other than by Parent or Purchaser, and the Board of Directors shall have not affirmatively rejected such Takeover Proposal within 20 business days after the earlier of receipt or the public disclosure of such Takeover Proposal.

A "Superior Proposal" is a bona fide written Takeover Proposal submitted by any Person other than Parent or Purchaser on an unsolicited basis that the Board of Directors determines in good faith, based on the advice of its financial advisor, represents a transaction that is more financially favorable to the stockholders of the Company than the Offer and the Merger.

                  Section 8.2     Effect of Termination.

                           (a)    In the event of termination of this
Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Purchaser or the Company, except (i) as set forth in Sections 6.5, 8.2 and 9.3 and (ii) nothing herein shall relieve any party from liability for any material breach of this Agreement.

                           (b)    If (i) the Company shall have terminated
this Agreement pursuant to Section 8.1(f)(ii), (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(h), or (iii) (A) Parent shall have terminated this Agreement pursuant to Section 8.1(i), Section 8.1(g) (and the breach giving rise to such right to terminate shall have been willful or in bad faith) or Section 8.1(b) (because the Minimum Condition has not been satisfied) and (B) in each case, the Company shall have consummated or entered into a definitive agreement with respect to a Takeover Proposal within twelve months following the date of such termination, then the Company shall pay to Parent,
(A) in the case of clause (i) or (ii) above, at the time of such termination, and, in the case of clause (iii) above, upon the Company's consummation of or entry into a definitive agreement regarding such Takeover Proposal, an amount (the "Termination Fee") equal to $6,500,000 (which, in the case of a termination pursuant to Section 8.1(g), shall constitute liquidated damages with respect to any breach giving rise to a right to terminate hereunder) plus an amount (not to exceed $1,500,000) equal to Parent's and Purchaser's actual out-of-pocket expenses attributable to the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby. Any amount due under this Section 8.2(b) shall be payable by wire transfer to such account as Parent may designate in writing to the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Amendment and Modification; Waiver. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration. At any time prior to the Effective Time, by action taken or authorized by the respective Boards of Directors of Parent or the Company, as applicable, Parent or the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 9.3 Expenses. Except as expressly set forth in Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

                  Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is electronically confirmed) or sent by a nationally recognized overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or Purchaser, to:

                                    Caradon Inc.
                                    10931 Laureate Dr.
                                    San Antonio, Texas  78249
                                    Attention:  Robert B. Leckie
                                    Telephone:  210-694-1082
                                    Facsimile:   210-641-0274

                                    with a copy to:

                                    Warner, Norcross & Judd LLP
                                    900 Old Kent Building
                                    111 Lyon Street, N.W.
                                    Grand Rapids, Michigan  49503
                                    Attention:  Tracy T. Larsen
                                    Telephone:  616-752-2152
                                    Facsimile:  616-752-2501

                                       and

                           (b)      if to the Company, to:

                                    Easco, Inc.
                                    706 South State Street
                                    Girard, OH 44420
                                    Attention:  Theodore C. Rogers
                                    Telephone No.:  (330) 545-4311
                                    Telecopy No.:  (330) 545-2027
                                    with a copy to:

                                    Roetzel & Andress
                                    1375 E. Ninth Street
                                    One Cleveland Center, 10th Floor
                                    Cleveland, Ohio  44114
                                    Attention:  Howard Groedel
                                    Telephone:  216-623-0150
                                    Facsimile:  216-623-0134

                                       and

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Embarcadero Center, Suite 3800
                                    San Francisco, California 94111
                                    Attention:  Kenton J. King
                                    Telephone:  415-984-6400
                                    Facsimile:  415-984-2698

                  Section 9.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article, Section or Annex of this Agreement unless otherwise indicated. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than Sections 6.8 and 6.11 hereof, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 9.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 9.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                           CARADON INC.


                           By: /s/Robert B. Leckie
                               -------------------------------------------------
                                   Name:  Robert B. Leckie
                                   Title:  Vice President


                           E ACQCO INC.


                           By: /s/Robert B. Leckie
                              --------------------------------------------------
                                   Name:  Robert B. Leckie
                                   Title:  President


                           EASCO, INC.


                           By: /s/Norman E. Wells, Jr.
                              --------------------------------------------------
                                   Name:  Norman E. Wells, Jr.
                                   Title:  President and Chief Executive Officer

                                                                         ANNEX A

                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or been terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall have occurred and be continuing:

                  (a) there shall be threatened (in writing) or pending any suit, action or Proceeding by any Governmental Entity against Purchaser, Parent, the Company or any Subsidiary of the Company (i) challenging the acquisition by Parent or Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement or the Stockholder Agreements, (ii) seeking to impose material limitations on the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger,
(iii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to acquire, hold or exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, (iv) seeking to prohibit or restrict the ownership or operation by Parent or the Purchaser (or any of their respective affiliates or subsidiaries) of any portion of its or the Company's business or assets which is material to the business of the Company and its Subsidiaries or of the Parent and its Subsidiaries or compel Parent or Purchaser (or any of their respective affiliates or subsidiaries) to dispose of or hold separate any portion of its or the Company's business or assets which is material to the business of the Company and its Subsidiaries or of Parent and its Subsidiaries; (v) seeking to impose any material limitations on the ability of Parent or Purchaser or any of their respective affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company and its subsidiaries, or (vi) which otherwise is reasonably likely to have a Company Material Adverse Effect;

                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Governmental Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (vi) of paragraph (a) above;

                  (c) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (ii) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (iii) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (iv) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange, over-the-counter market or The Nasdaq Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), or
(v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                  (d) since March 31, 1999, there shall have occurred any change that constitutes a Company Material Adverse Effect (or there shall have been any development that is reasonably likely to result in a Company Material Adverse Effect);

                  (e) (i) the Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Takeover Proposal or (ii) the Company shall have entered into any agreement in principle or definitive agreement with respect to any Takeover Proposal or shall have exercised its rights in accordance with
Section 5.1(b) with respect to a Takeover Proposal;

                  (f) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct (without reference to any materiality qualification contained therein) in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer except for any breach that individually or in the aggregate, together with all other breaches, could not reasonably be expected to have a Company Material Adverse Effect;

                  (g) the Company shall have failed to perform in any material respect any obligation, or to comply with any agreement or covenant to be performed or complied with by it, under this Agreement; or

                  (h) this Agreement shall have been terminated in accordance with its terms.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or Purchaser) and may be waived by Parent or Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or

Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                       A-3